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                                       EXHIBIT 5

First Golden American Life Insurance Company of New York
230 Park Avenue, Suite 966, New York, New York  10169   Phone:(212) 973-9647
                                                        Fax:  (212) 297-0645





April 20, 1999


Members of the Board of Directors
First Golden American Life Insurance
Company of New York
230 Park Avenue, Suite 966
New York, NY  10169

Ms. Coleman and Gentlemen:

In my capacity as Executive Vice President and Secretary of First Golden American Life Insurance Company of New York, a New York domiciled corporation ("Company"), I have supervised the preparation of the registration statement for the Deferred Combination Variable and Fixed Annuity Contract ("Contract") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933.

I am of the following opinion:

       (1) The Company was organized in accordance with the laws of the State of New York and is a duly authorized stock life insurance company under the laws of New York and the laws of any state in which the Company is admitted to do business;

       (2) The Company is authorized to issue the Contracts in those states in which it is admitted and upon compliance with applicable local law;

       (3) The Contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms;

       (4) The interests in the Contracts will, when issued and sold in the manner described in the registration statement, be legal and binding obligations of the Company and will be legally and validly issued, fully paid, and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement and to the reference to me under the caption "Legal Matters" in the prospectus contained in said registration statement. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Sincerely,


/s/ Myles R. Tashman
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Myles R. Tashman
Executive Vice President,
General Counsel and Secretary

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